EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2/A-3 Registration Statement under The Securities Act of 1933 of Whispering Oaks International, Inc. (a Texas corporation) of our report dated January 24, 2000 on the financial statements of Whispering Oaks International, Inc. as of December 31, 1999 and 1998 and for the each of the years then ended, accompanying the financial statements contained in such Form SB-2/A-3 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".





                                                        /s/  S. W. HATFIELD, CPA
                                                             -------------------
                                                             S. W. HATFIELD, CPA
Dallas, Texas
May 4, 2000